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                                   EXHIBIT 2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated 21 February 2003 to the Minister of Transport on Canada Mortgage and Housing Corporation's financial statements for the year ended 31 December 2002 included in this annual report on Form 18-K under the Securities Exchange Act of 1934 for the year ended 31 December 2002 and to the incorporation of such report in the Registration Statement of Canada Mortgage and Housing Corporation on file with the U.S. Securities and Exchange Commission.

This letter is provided to meet the requirements pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 and not for any other purpose.

/s/ Sheila Fraser, FCA                             /s/ Jean-Guy Poulin, CA

Sheila Fraser, FCA                                 Jean-Guy Poulin, CA
Auditor General of Canada                          Mallette
                                                   General Partnership

Ottawa, Canada                                     Quebec City, Canada
11 April 2003

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